UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 14, 2012

Bizzingo, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52511	98-0471052
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

63 Main Street, #202, Flemington, New Jersey	08822
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 968-0838

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2012, the Company entered into Celebrity Endorsement Agreement with Joseph Theismann. Mr. Theismann is a Hall of Fame, National Football League quarterback.

The term of the agreement is for a period of one year, during which the Company is authorized to utilize Mr. Theismann’s name and likeness in the promotion of its B2B Network. In addition, Mr. Theismann has agreed to make himself available for a number of photo sessions and promotional appearances. Mr. Theismann will receive certain stock purchase warrants in the Company in exchange for the rights granted and services provided to the Company.

A copy of the Celebrity Endorsement Agreement is attached hereto as Exhibit 10.17. The above description of the agreement is qualified in its entirety by reference to the attached exhibit.

Item 7.01 Regulation FD Disclosure.

On March 16, 2012, the Company issued the Press Release with respect to Mr. Theismann, a copy of which is attached hereto as Exhibit 99.1

Note: The information in this report (including the exhibit) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.

10.17   Celebrity Endorsement Agreement dated March 14, 2012 by and between Bizzingo, Inc. and Joseph Theismann.

99.1     Press Release dated March 16, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bizzingo, Inc.

Date: March 22, 2012	/s/ Douglas Toth
Douglas Toth
Chairman

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